THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("**Third Amendment**") is entered into as of August 20th, 2019, by and between SEAMLESS SHOAL CREEK, LLC, a Delaware limited liability company ("**Landlord**") and PHUNWARE, INC., a Delaware corporation ("**Tenant**").

RECITALS

A. Landlord (as successor-in-interest to Hub Properties Trust) and Tenant are parties to that certain Lease dated November 1, 2011 (the "**Initial Lease**"), as amended by a First Amendment to Lease dated September 6, 2012 ("**First Amendment**"), and a Second Amendment to Lease dated July 3, 2013 ("**Second Amendment**"). The Initial Lease, the First Amendment, and Second Amendment will be referred to herein collectively as the "**Existing Lease**."

B. Pursuant to the Existing Lease, Landlord leases to Tenant, and Tenant leases from Landlord, certain space (the "**Premises**") in the building commonly known as Exchange Park and located at 7800 Shoal Creek Blvd., Austin, Texas (the "**Building**").

C. Landlord and Tenant desire to amend the Existing Lease to, among other things, extend the term of the Existing Lease, subject to the terms of this Third Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. All capitalized terms used herein but not specifically defined in this Third Amendment shall have the meanings ascribed to such terms in the Existing Lease. The term "**Lease**" when used in the Existing Lease and this Third Amendment will hereafter refer to the Existing Lease, as amended by this Third Amendment.

2. Term. The term of the Lease is extended so as to expire on March 31, 2022. The period commencing on April 1, 2020 and expiring on March 31, 2022 will be referred to herein as the "**Third Amendment Term**."

3. Annual Fixed Rent. Prior to April 1, 2020, Tenant will continue to pay Annual Fixed Rent in accordance with the terms of the Existing Lease. Effective as of April 1, 2020, and continuing thereafter during the Third Amendment Term, Tenant will pay monthly installments of Annual Fixed Rent in accordance with the following schedule (which Annual Fixed Rent will be payable in addition to all other amounts due under the Lease, including, without limitation, Additional Rent):

Period of Third Amendment Term	Annual Fixed Rent	Monthly Installment
04/01/20 – 03/31/21	$223,083.00	$18,590.25
04/01/21 – 03/31/22	$231,050.25	$19,254.19

4. Severability. Any provision of this Third Amendment which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

5. Condition of Premises. Tenant shall continue lease the Premises "as is," "with all faults," and "without any representations or warranties." Tenant currently occupies the Premises and has investigated and inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant hereby waives and disclaims any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Tenant's purposes. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representations or warranties with respect to the Premises or the Building or with respect to their suitability for the conduct of Tenant's business except as otherwise expressly set forth in the Lease.

6. Attorney's Fees. In the event either party shall commence an action to enforce any provision of the Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys' fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys' fees incurred to enforce a judgment shall be severable from all other provisions of the Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under the Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts' fees and expenses, court costs and consulting fees.

7. Broker. Tenant represents and warrants to Landlord that it has not dealt with any broker with respect to this Third Amendment other than Cushman & Wakefield, Inc. (representing Landlord) and Aquila Commercial (representing Tenant). If Tenant has dealt with any other broker or person with respect to this Third Amendment, it shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

8. Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

9. Lease in Full Force. Except for those provisions which are inconsistent with this Third Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Existing Lease shall remain unmodified and in full force and effect and Landlord and Tenant hereby ratify the Existing Lease, as amended hereby. Tenant represents and certifies to Landlord that, as of the date of this Amendment, there is no default by Landlord under the Lease.

10. Facsimile/PDF; Counterparts. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Third Amendment which are delivered by facsimile or by email as a .PDF copy as constituting a duly authorized, irrevocable, actual, current delivery of this Third Amendment with original ink signatures of each person and entity. This Third Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Third Amendment is executed as of the date first written above.

TENANT:

PHUNWARE, INC.,
a Delaware corporation

By: ______________________
Printed Name: Randall Crowder
Title: COO

LANDLORD:

SEAMLESS SHOAL CREEK, LLC,
a Delaware limited liability company

By: Seamless Shoal Creek GP, LLC,
a Texas limited liability company, Manager

By: ______________________
Printed Name: DUSTIN DONNELL
Title: AUTHORIZED PERSON